Exhibit 4.2

Execution Version

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 9, 2021, is made by and between SYNNEX CORPORATION, a Delaware corporation, having its principal office at 44201 Nobel Drive, Fremont, California 94538 (the “Company” or “Issuer”), and CITIBANK, N.A., a national banking association, as Trustee, having a corporate trust office at 388 Greenwich Street, New York, New York 10013 (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into an Indenture dated as of August 9, 2021, between the Company and the Trustee (as amended, restated or otherwise modified, the “Base Indenture”) with respect to debt securities;

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as heretofore supplemented, and as further supplemented by this Supplemental Indenture, and as may be hereafter supplemented or amended from time to time, is herein called the “Indenture”;

WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of senior unsecured Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Base Indenture as at the time supplemented, amended and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented, amended and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

1.250% SENIOR NOTES DUE 2024

Section 101.    Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 1.250% Senior Notes due 2024 (the “Notes”).

There are to be authenticated and delivered on the date hereof $700,000,000 principal amount of Notes, and such principal amount of the Notes may be increased or decreased from time to time pursuant to the terms and conditions of the Base Indenture, including Section 3.01 and 3.03 thereof. All Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Notes. Any such additional Notes will have the same interest rate, maturity and other terms as those initially issued (except for the issue date, issue price, and, in some cases, the first payment of interest or interest accruing prior to the issue date of such additional Notes). Any additional Notes having such similar terms, together with the Notes issued on the date hereof, shall constitute a single series of Notes under the Indenture. Additional Notes of a series may only bear the same CUSIP number if they would be fungible for United States federal tax purposes with the existing Notes of that series. Further Notes may also be authenticated and delivered as provided by Sections 3.03, 3.04, 3.05, 4.06 or 14.05 of the Base Indenture, and shall be consolidated with and part of the same series of Notes initially issued under this Supplemental Indenture.

Each Note shall be dated the date of authentication thereof and shall bear interest from the date of the Original Issue Date.

The Notes are to be substantially in the form of Exhibit A hereto which form is hereby incorporated in and made a part of this Supplemental Indenture.

Section 102.    Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Base Indenture. Unless the context otherwise requires, any reference to a “Section” refers to a Section of this Supplemental Indenture.

“Acquired Company” has the meaning provided in the definition of “Merger Agreement.”

“Additional Interest” has the meaning set forth in Section 110.

“Additional Interest Rate” has the meaning set forth in Section 110.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated by law or executive order to close.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“Depositary” has the meaning set forth in Section 105.

“DTC” means The Depository Trust Company or its successors, or any successor clearing agency which is registered as such under the Exchange Act and approved by the Company.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Exchange Notes” means any securities issued by the Company pursuant to the Registered Exchange Offer or otherwise pursuant to an effective Registration and containing terms identical in all material respects to the Notes for which they are exchanged except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from the Original Issue Date, (ii) the Exchange Notes will not contain the Restricted Legend and will not contain terms with respect to transfer restrictions and (iii) the Exchange Notes will not contain terms with respect to the payment of Additional Interest for failure to comply with the Registration Rights Agreement.

“Global Security” means any of a Rule 144A Global Security, a Regulation S Global Security and/or an Unrestricted Global Security.

“Interest Payment Dates” means February 9 and August 9 of each year, commencing on February 9, 2022.

“Merger” means the acquisition of the Acquired Company through various mergers pursuant to the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of March 22, 2021, including all exhibits, schedules and attachments thereto, by and among the Company, Spire Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Spire Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company and Tiger Parent (AP) Corporation (together with its subsidiaries, the “Acquired Company”), a Delaware corporation and indirect parent entity of Tech Data Corporation, a Florida corporation, pursuant to which the Company will acquire the Acquired Company, as may be amended, restated, supplemented or otherwise modified.

“Notes” has the meaning set forth in Section 101.

“Original Issue Date” means August 9, 2021.

“Par Call Date” means August 9, 2022.

“Participant” has the meaning set forth in Section 105.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the exchange offer by the Company of the Exchange Notes for Notes pursuant to the Registration Rights Agreement.

“Registration” means a registered exchange offer for the Notes by the Company or other registration of the Notes under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

“Registration Default” has the meaning set forth in Section 110.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of August 9, among the Company and Citigroup Global Markets Inc., as representative of the initial purchasers referred to therein.

“Regular Record Date” means the January 26 and July 26 immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” has the meaning set forth in Section 105.

“Restricted Definitive Security” has the meaning set forth in Section 202.

“Restricted Legend” has the meaning set forth in Section 202.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Security” has the meaning set forth in Section 105.

“Securities Act” means the Securities Act of 1933, as amended.

“Stated Maturity” means, solely in respect of the fixed date on which the principal of the Notes is due and payable, August 9, 2024.

“Treasury Rate” means, as of any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Par Call Date; provided, however, that if the period from the redemption date to the Par Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Global Security” means a former Rule 144A Global Security that has had a Restricted Legend removed pursuant to Section 203.

The terms “Company,” “Issuer,” “Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Supplemental Indenture and the paragraph preceding such recitals.

Section 103.    Payment of Principal and Interest. The principal of the Notes shall be due at the Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Notes shall bear interest at the rate of 1.250% per annum, until paid or duly provided for, such interest to accrue from the Original Issue Date. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a redemption date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 3.08 of the Base Indenture), notice whereof shall be given to Holders of the Notes in accordance with Section 3.08 of the Base Indenture, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Base Indenture.

Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve (12) thirty (30)-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal and interest on the Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Notes, upon redemption or repurchase being made upon surrender of such Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as such place and account may be designated in writing to the Trustee at least sixteen (16) days prior to the next scheduled date for payment by the Person entitled thereto. In the event that any date on which principal and interest is payable on the Notes is not a

Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Section 104.    Denominations. The Notes may be issued in denominations of $2,000, or any greater integral multiple of $1,000.

Section 105.    Global Securities. The Notes offered and sold to QIBs in transactions not involving a public offering, exempt from registration under the Securities Act, intended to be allowed to be resold in reliance on Rule 144A will be initially issued in the form of one or more Global Securities (the “Rule 144A Global Security”), and the Notes offered and sold in offshore transactions to non-U.S. persons in reliance on Regulation S will be initially issued in the form of one or more Global Securities (the “Regulation S Global Security”), in each case registered in the name of the Depositary (which shall be The Depository Trust Company, or the “Depositary”) or its nominee. Except under the limited circumstances described below, Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form registered in names other than the Depositary or its nominee. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

A Global Security shall be exchangeable for Notes registered in the names of persons other than the Depositary or its nominee (including notes issued in definitive form) only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within ninety (90) days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within ninety (90) days after it becomes aware of such cessation, (ii) the Company in its sole discretion, and subject to the procedures of the Depositary, determines that such Global Security shall be so exchangeable, in which case Notes in definitive form will be printed and delivered to the Depositary, or (iii) an Event of Default has occurred and is continuing with respect to the Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct.

The rules and procedures of DTC will be applicable to transfers of beneficial interests in the Global Securities and the provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear”, and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Securities that are held by members of, or direct or indirect participants in the Depositary (“Participant”), holding such interests through Euroclear or Clearstream.

Section 106.    Redemption. At any time prior to the Par Call Date, the Company may redeem the Notes in whole or in part, at its option, at a redemption price equal to the greater of:

(i)	100.000% of the principal amount of Notes then outstanding to be so redeemed, or

(ii)

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) from the redemption date to the Par Call Date, in each case discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate plus 15 basis points, plus, accrued and unpaid interest and Additional Interest (if any) on the principal amount being redeemed to, but not including, the date of redemption.

In addition, the Notes are redeemable, in whole or in part at any time and from time to time on or after the Par Call Date, at the Company’s option at a redemption price equal to 100% of the principal amount of the Notes then outstanding to be redeemed, plus accrued and unpaid interest and Additional Interest (if any) on the principal amount being redeemed to, but not including, the date of redemption.

Notice of redemption will be delivered at least ten (10) days (or, for the avoidance of doubt, such shorter period as is specified solely in respect of a Special Mandatory Redemption) but not more than sixty (60) days before the redemption date to each Holder of record of the Notes to be redeemed at its registered address. The notice of redemption for the Notes will (other than in respect of a Special Mandatory Redemption, notice of which shall be provided in accordance with Section 107 below) be provided in accordance with Section 4.03 of the Base Indenture and will state the information required under Section 4.03(c) of the Base Indenture. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on any Notes that have been called for redemption at the redemption date. If fewer than all of the Notes are to be redeemed, the trustee will select the notes to be redeemed either pro rata, by lot or in such other manner as the trustee deems appropriate, subject to the procedures of DTC.

Notice of any optional redemption of the Notes may, at the Company’s discretion, be given in connection with a debt or equity offering or incurrence or other transaction (or series of related transactions), Change of Control or other event and prior to the completion or the occurrence thereof, and any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related debt or equity offering, transaction or event, as the case may be. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than sixty (60) days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date or by the redemption date as so delayed, or such notice may be rescinded at any time in the Company’s discretion if the Company reasonably believes that any or all of such conditions will not be satisfied or waived. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

The Company may, subject to compliance with applicable law, at any time purchase Notes in the open market or otherwise.

Section 107.    Special Mandatory Redemption. In the event that (i) the closing of the Merger has not occurred on or prior to December 22, 2021 (provided that, if the termination date of the Merger Agreement is extended, this date will also be extended to the same extended termination date, but in no case will this date be extended beyond June 22, 2022), (ii) the Company notifies the Trustee in writing that it will not pursue the consummation of the Merger or (iii) the Merger Agreement has been terminated without the consummation of the Merger (each, a “special mandatory redemption event”), the Company will be required to redeem the Notes in whole at a special mandatory redemption price (the “special mandatory redemption price”) equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest and Additional Interest on the principal amount of the Notes from and including the Issue Date, or the most recent date to which interest has been paid on such series of Notes, whichever is later, to, but not including, the special mandatory redemption date (as defined below). Upon the occurrence of a special mandatory redemption event, the Company will promptly (but in no event later than 10 business days following such special mandatory redemption event) cause written notice to be delivered electronically or mailed, with a copy to the Trustee, to each Holder at its registered address (such date of notification to the Holders, the “redemption notice date”). The notice will inform Holders that the Notes will be redeemed on the third business day following the redemption notice date (such date, the “special mandatory redemption date”) and that all of the outstanding Notes will be redeemed at the special mandatory redemption price on the special mandatory redemption date automatically and without any further action by the Holders of the Notes. At or prior to 12:00 p.m., New York City time, on the business day immediately preceding the special mandatory redemption date, the Company will deposit with the Trustee funds sufficient to pay the special mandatory redemption price for the Notes. If such deposit is made as provided above, the Notes will cease to bear interest on and after the special mandatory redemption date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on the Interest Payment Dates falling on or prior to the special mandatory redemption date will be payable on such Interest Payment Dates to the registered Holders as of the close of business on the relevant Regular Record Dates in accordance with the Notes and this Supplemental Indenture.

Section 108.    Interest Rate Adjustment. The interest rate payable will be subject to adjustments from time to time if either Moody’s or S&P or, if applicable, Fitch or any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Company’s board of directors) as a replacement for Moody’s or S&P, as the case may be (each, a “Substitute Rating Agency”) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Notes, in the manner described below. Each of Moody’s, S&P and any Substitute Rating Agency is an “Interest Rate Rating Agency,” and together they are “Interest Rate Rating Agencies.”

(a)    If the rating assigned by Moody’s (or, if applicable, any Substitute Rating Agency) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes of such series on the date of their initial issuance plus the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under Section 108(b) below):

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

(b)    If the rating assigned by S&P (or, if applicable, any Substitute Rating Agency) of a series of Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes of such series will increase such that it will equal the interest rate payable on the Notes of such series on the date of their initial issuance plus the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under Section 108(a) above):

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

If at any time the interest rate on the Notes of a series has been increased and any of the Interest Rate Rating Agencies subsequently upgrades its rating of the Notes of such series, the interest rate on the Notes of such series will be decreased such that the interest rate for the Notes of such series equals the interest rate payable on the Notes of such series on the date of their initial issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the upgrade in rating. If Moody’s (or any Substitute Rating Agency) subsequently upgrades its rating of the Notes of such series to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher, and S&P (or any Substitute Rating Agency) upgrades its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on the Notes of such series will be decreased to the interest rate payable on the Notes of such series on the date of their initial issuance (and if one such upgrade occurs and the other does not, the interest rate on the Notes of such series will be decreased so that it does not reflect any increase attributable to the upgrading Interest Rate Rating Agency). In addition, the interest rates on the Notes of a series will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by any of the Interest Rate Rating Agencies) if the Notes of such series become rated Baa1 and BBB+ (or, in either case, the equivalent thereof, in the case of a Substitute Rating Agency) or higher by Moody’s and S&P (or, in either case, any Substitute Rating Agency), respectively (or one of these ratings if the Notes of such series are only rated by one rating agency).

Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate on the Notes of a series be reduced to below the interest rate payable on the Notes of such series on the date of their initial issuance or (2) the total increase in the interest rate on the Notes of such series exceed 2.00% above the interest rate payable on the Notes of such series on the date of their initial issuance.

No adjustments in the interest rate of the Notes of a series shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating on the Notes of such series. If at any time less than two Interest Rate Rating Agencies provide a rating of the Notes of such series for reasons beyond the Company’s control, the Company will use its commercially reasonable efforts to obtain a rating of the Notes of such series from a Substitute Rating Agency, if one exists, in which case, for purposes of determining any increase or decrease in the interest rate on the Notes of such series pursuant to the tables above (a) such Substitute Rating Agency will be substituted for the last Interest Rate Rating Agency to provide a rating of the Notes of such series but which has since ceased to provide such rating, (b) the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (c) the interest rate on the Notes of a series will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes of a series on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the deemed equivalent rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other Interest Rate Rating Agency).

For so long as only one Interest Rate Rating Agency provides a rating of the Notes of a series, any subsequent increase or decrease in the interest rate of the Notes of such series necessitated by a reduction or increase in the rating by the Interest Rate Rating Agency providing the rating shall be twice the applicable percentage set forth in the applicable table above. For so long as no Interest Rate Rating Agency provides a rating of the Notes of a series, the interest rate on the Notes of such series will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Notes of such series on the date of their initial issuance.

Any interest rate increase or decrease described above will take effect from the first day of the interest period commencing after the date on which a rating change occurs that requires an adjustment in the interest rate. If any Interest Rate Rating Agency changes its rating of the Notes of a series more than once prior to any particular interest payment date, the last change by such agency prior to such interest payment date will control for purposes of any interest rate increase or decrease with respect to the Notes of a series described above relating to such rating agency’s action. If the interest rate payable on the Notes of a series is increased as described above, the term “interest,” as used with respect to the Notes of such series, will be deemed to include any such additional interest unless the context otherwise requires.

Section 109.    Paying Agent; Registrar. Trustee shall initially serve as Paying Agent and Registrar with respect to the Notes, with the Place of Payment initially being the Corporate Trust Office. The Company may change the Paying Agent or Registrar without prior notice to Holders of the Notes, and the Company or any of its subsidiaries may act as Paying Agent or Registrar. In acting hereunder and in connection with the Notes, the Paying Agent and Registrar shall act solely as an agent of the Company and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder.

Section 110.    Registration Default. In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall pay additional interest (in addition to the interest otherwise due) (“Additional Interest”) to the Holder from and including the date on which any such Registration Default occurs to but excluding the date on which the Registration Defaults have ceased to be continuing at a rate of 0.25% per annum (the “Additional Interest Rate”) and with respect to each subsequent 90-day period until all Registration Defaults have been cured or otherwise cease to be continuing. Additional Interest will increase by an additional 0.25% per annum with respect to each such subsequent 90-day period, up to a maximum amount of Additional Interest for all Registration Defaults of 1.00% per annum of the principal amount of Transfer Restricted Securities (as defined in the Registration Rights Agreement) for any period; provided, however, that, (x) if after all Registration Defaults have been cured or otherwise cease to be continuing (upon which event, no Additional Interest will continue to accrue), a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions and (y) for the avoidance of doubt, Additional Interest will only accrue on Securities which are Transfer Restricted Securities.

Any amounts of Additional Interest due pursuant to this Section 110 will be payable in cash on the regular interest payment dates with respect to the Notes and in the same manner and to the same persons as ordinary interest. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Notes and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30 day months), and the denominator of which is 360.

Section 111.    Ranking. The Notes will be the Company’s senior unsecured indebtedness and will rank equally with each other and with all of its other senior unsecured and unsubordinated indebtedness from time to time outstanding.

Section 112.    Merger, Consolidation and Sale of Assets. Notwithstanding Section 6.04 of the Base Indenture, the consummation of the Merger and the other transactions entered into or consummated in connection therewith will be permitted under the Indenture.

Section 113.    Events of Default. The term “Event of Default” as used in this Supplemental Indenture with respect to the Notes shall mean one of the following described events:

(i)	any events described in Section 7.01 of the Base Indenture with respect to the Notes; and

(ii)	a failure by the Company to redeem the Notes following the occurrence of a Special Mandatory Redemption as required under Section 107 above.

ARTICLE II

TRANSFER AND EXCHANGE

Section 201.    Transfer and Exchange of Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

Section 202.    Restricted Legend. Except as otherwise indicated in Article III of the Indenture or Exhibit A attached hereto, each Rule 144A Global Note, and any definitive note issued in exchange therefor as permitted by Section 105 (each a “Restricted Definitive Security”) shall bear the following legend (the “Restricted Legend”) on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR OR SUCH SHORTER TIME UNDER APPLICABLE LAW] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES

IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

In the case of the Securities sold pursuant to Regulation S, the Securities will bear an additional legend substantially to the following effect:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Section 203.    Removal of Restricted Legend. The Company may instruct the Trustee in writing to cancel any Note and, upon receipt of a Company Order, authenticate an Exchange Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction:

(i)

if the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Note (or a beneficial interest therein) are effected in compliance with the Securities Act; or

(ii)	if a Note is sold pursuant to an effective Registration, pursuant to the Registration Rights Agreement (if applicable) or otherwise; or

(iii)	if a Note is exchanged for an Exchange Note pursuant to the Registered Exchange Offer;

provided, however, that in such circumstances, the Trustee shall require an Opinion of Counsel and an Officers’ Certificate prior to authenticating an Exchange Note.

Section 204.    Registration of Transfer or Exchange.

(i)

The registration of transfer or exchange of any Note (or a beneficial interest therein) that bears the Restricted Legend may only be made in compliance with the provisions of the Restricted Legend and as otherwise set forth herein.

(ii)

Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in the initial Global Security and will become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

Section 205.    Special Provisions Regarding Transfer of Restricted Definitive Securities. If the holder of a Restricted Definitive Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of another Restrictive Definitive Security, such transfer may be effected only in accordance with the Restricted Legend set forth in Section 202.

The Trustee, Registrar or Paying Agent shall not be responsible for ascertaining whether any transfer complies with, or otherwise to monitor or determine compliance with, the requirements or terms of the Securities Act, applicable state securities laws, the Employee Retirement Income Security Act of 1974, as amended, the U.S. Internal revenue Code of 1986, as amended, the Investment Company Act of 1940, as amended or the insurance laws and regulations of any State or other jurisdiction; except that if a certificate is specifically required by the terms of this Supplemental Indenture to be provided to the Trustee, Registrar or Paying Agent, as applicable, by a prospective transferee, transferor or the Company, the Trustee shall be under a duty to receive and examine the same to determine whether it conforms substantially on its face to the applicable requirements of the Indenture.

For so long as one or more Book-Entry Notes are Outstanding:

(i)

the Trustee and its directors, officers, employees and agents may deal with the Depositary with respect to any Regulation S Global Security or Rule 144A Global Security for all purposes (including the making of payments of interest and principal on, and the giving of notices with respect to, the Securities);

(ii)

unless otherwise provided herein, the rights of any beneficial owners in a Regulation S Global Security or Rule 144A Global Security shall be exercised only through the Depositary or the relevant clearance system and shall be limited to those established by law and agreements between such beneficial owners and the Depositary, Euroclear or Clearstream or other relevant clearance system, as applicable, as the case may be;

(iii)

for purposes of determining the identity of and principal amount of Securities beneficially owned by any Person, the records of the Depositary shall be conclusive evidence of such identity and principal amount and the Trustee may conclusively rely on such records when acting hereunder;

(iv)

the Depositary or the relevant clearance system shall make book-entry transfers among the Depositary, Euroclear or Clearstream or other relevant clearance system, as the case may be and Participants and shall receive and transmit payments of principal of and interest on the Regulation S Global Security or Rule 144A Global Security to such Participants; and

(v)

the Participants shall have no rights under the Indenture with respect to any of the Regulation S Global Securities or Rule 144A Global Securities held on their behalf by the Depositary or the relevant clearance system , and the Depositary or Euroclear or Clearstream or other relevant clearance system, as the case may be may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Regulation S Global Securities or Rule 144A Global Securities for all purposes whatsoever.

Section 206.    Preservation of Information. The Trustee will retain copies of all certificates, opinions and other documents received in connection with the registration of transfer or exchange of a Note (or a beneficial interest therein) in accordance with its customary policy, and the Company will have the right to request copies thereof at any reasonable time upon written notice to the Trustee.

Section 207.    Acknowledgement of Restrictions; Indemnification; No Obligation of Trustee. By its acceptance of any Note bearing the Restricted Legend, each Holder of such a Note acknowledges the restrictions on registrations of transfer or exchange of such Note set forth in this Supplemental Indenture and in the Restricted Legend and agrees that it will register the transfer or exchange of such Note only as provided in this Supplemental Indenture. The Registrar shall not register a transfer or exchange of any Note unless such transfer or exchange complies with the restrictions on transfer or exchange of such Note set forth in this Supplemental Indenture. In connection with any registration of transfer or exchange of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such registration of transfer or exchange is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to the Indenture in accordance with its customary policy. The Company shall have the right to request copies of all such letters, notices or other written communications at any reasonable time upon the giving of written notice to the Registrar.

Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Supplemental Indenture and/or applicable United States Federal or state securities law.

The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Supplemental Indenture or under applicable law with respect to any registrations of transfer or exchange of any interest in any Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 301.    Ratification and Incorporation of Base Indenture. As supplemented hereby, the Base Indenture is in all respects ratified and confirmed by the Company, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 302.    Executed in Counterparts. This Supplemental Indenture may be executed in several counterparts which may be delivered in original form, facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)) or other electronic transmission (i.e., a “pdf” or “tif”)), each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 303.    Assignment. The Company shall have the right at all times to assign any of its rights or obligations under the Indenture with respect to the Notes to a direct or indirect wholly owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Section 6.04 of the Base Indenture.

Section 304.    Trustee’s Disclaimer. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, indemnities, duties, protections, duties and immunities of the Trustee, including without limitation its right to be indemnified, shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provision hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company, or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

[Signature Page Follows]

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Name:	Simon Y. Leung
Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to First Supplemental Indenture]

CITIBANK, N.A., as Trustee

By:	/s/ Miriam Molina
Name:	Miriam Molina
Title:	Senior Trust Officer

[Signature Page to First Supplemental Indenture]

FORM OF SECURITY

FACE OF NOTE

[To be inserted in Restricted Notes: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR OR SUCH SHORTER TIME UNDER APPLICABLE LAW] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]

[To be inserted in Regulation S Notes: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Exhibit A-1

SYNNEX CORPORATION

1.250% Senior Note Due 2024

PRINCIPAL AMOUNT: $

CUSIP:

No.:

SYNNEX CORPORATION, a Delaware corporation (the “Company”, which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, the principal sum of                  dollars (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on August 9, 2024, in the coin or currency of the United States, and to pay interest, semi-annually on February 9 and August 9 of each year, beginning on February 9, 2022, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the February 9 or the August 9, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on this Note, in which case from August 9, 2021, until payment of said principal sum has been made or duly provided for; provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Register or by wire transfer as provided in the Indenture. The interest so payable on any February 9 or August 9 shall, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the January 26 or the July 26, as the case may be, next preceding such February 9 or August 9, whether or not such day is a Business Day.

The interest rate payable on this Note will be subject to adjustments from time to time if certain Interest Rate Agencies downgrade (or downgrade and subsequently upgrade) the credit rating assigned to this Note, in the manner described in the Indenture.

The Company is a party to the Registration Rights Agreement, dated as of August 9, 2021, among the Company and Citigroup Global Markets Inc., as representative of the initial purchasers referred to therein (the “Registration Rights Agreement”). In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall pay additional interest (in addition to the interest otherwise due) (“Additional Interest”) to the Holder from and including the date on which any such Registration Default should occur to but excluding the date on which the Registration Defaults have ceased to be continuing at a rate of 0.25% per annum (the “Additional Interest Rate”) and with respect to each subsequent 90-day period until all Registration Defaults have been cured or otherwise cease to be continuing. Additional Interest will increase by an additional 0.25% per annum with respect to each such subsequent 90-day period, up to a maximum amount of Additional Interest for all Registration Defaults of 1.00% per annum of the principal amount of Transfer Restricted Securities (as defined in the Registration Rights Agreement) for any period; provided, however, that, (x) if after all Registration Defaults have been cured or otherwise cease to be continuing (upon which

Exhibit A-2

event, no Additional Interest will continue to accrue), a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions and (y) for the avoidance of doubt, Additional Interest will only accrue on Securities which are Transfer Restricted Securities.

Any amounts of Additional Interest due will be payable in cash on the regular interest payment dates with respect to the Notes and in the same manner and to the same persons as ordinary interest. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Notes and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30 day months), and the denominator of which is 360.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

Exhibit A-3

IN WITNESS WHEREOF, SYNNEX CORPORATION has caused this Note to be duly executed.

SYNNEX CORPORATION

By:
Name:
Title:

Exhibit A-4

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

CITIBANK, N.A., as Trustee

By:
Authorized Signatory

Exhibit A-5

REVERSE OF NOTE

SYNNEX CORPORATION

1.250% Senior Note Due 2024

This Note is one of a duly authorized issue of securities of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of August 9, 2021 (the “Base Indenture”), duly executed and delivered by the Company to Citibank, N.A., as Trustee (the “Trustee,” which term includes any successor trustee), which is supplemented by the First Supplemental Indenture, dated as of August 9, 2021 (together, with the Base Indenture, the “Indenture”), by and among the Company and the Trustee, to which the Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 1.250% Senior Notes due 2024 of the Company, in an original aggregate principal amount of $700,000,000; provided, however, that the Company, without notice to or consent of the Holders, may issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions (except for issue date and, if applicable, the date from which interest accrues and the first Interest Payment Date). Any additional Securities shall be issued under a separate CUSIP number unless: (i) the additional notes and the outstanding notes of the original series are treated as part of the same “issue” of debt instruments for U.S. Federal income tax purposes, (ii) such additional notes have no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (iii) such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on overdue principal, premium, if any, and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Note. If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

In case an Event of Default (as defined in the Indenture) with respect to the 1.250% Senior Notes due 2024 shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions that provide that the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of amending any provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of such series to be affected with the written consent of the Holders of a majority in

Exhibit A-6

principal amount of the Outstanding Securities of such series affected by such amendment voting separately; provided that, without the consent of each Holder of the Securities of each series affected thereby, an amendment may not: (a) reduce the principal amount of such Securities whose Holders must consent to an amendment or for any waiver of compliance with or Defaults under, the Indenture and consequences of such defaults; (b) reduce the interest rate of or extend the time for payment of interest or Additional Interest on any Security (other than any change to the notice periods with respect to any redemption); (c) reduce the principal or change the stated maturity date of any Security; (d) waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of such Securities outstanding and a waiver of the payment default that resulted from such acceleration); (e) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed, in each case as set forth in the applicable supplemental indenture and in Section 4.03 of the Base Indenture (other than any change to the notice periods with respect to such redemption); (f) change the currency in which the principal amount of and premium, if an, or interest or Additional Interest on any outstanding Security is denominated or payable; (g) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; (h) reduce the percentage of the Holders of Outstanding Securities of a series necessary to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture; or (i) modify any of the amendment and waiver provisions or any provisions of Section 6.06 or Section 14.02 of the Base Indenture relating to the waiver of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest or Additional Interest (if any) on the Securities, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the Holders of the Securities affected thereby.

It is also provided in the Indenture that, subject to certain conditions and exceptions, the Holders of a majority in aggregate principal amount of a series of Securities at the time Outstanding may on behalf of the Holders of all of the Securities of such series waive any past Default or Event of Default hereunder and its consequences except a Default in the payment of interest or any premium on or the principal of the Securities of such series or a Default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series. Upon any such waiver, the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights under the Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The Notes will be issued initially in fully registered form without coupons in minimum denominations of $2,000 and multiples of $1,000 in excess thereof, and are transferable and exchangeable at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, and in the manner and subject to the limitations provided in the Indenture.

Exhibit A-7

At any time prior to the Par Call Date, the Company may redeem the Notes in whole or in part, at its option, at a redemption price equal to the greater of:

(i)	100.000% of the principal amount of Notes then outstanding to be so redeemed, or

(ii)

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) from the redemption date to the Par Call Date, in each case discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate plus 15 basis points, plus, accrued and unpaid interest and Additional Interest (if any) on the principal amount being redeemed to, but not including, the date of redemption.

In addition, the Notes are redeemable, in whole or in part at any time and from time to time on or after the Par Call Date, at the Company’s option at a redemption price equal to 100% of the principal amount of the Notes then outstanding to be redeemed, plus accrued and unpaid interest and Additional Interest (if any) on the principal amount being redeemed to, but not including, the date of redemption.

“Par Call Date” means August 9, 2022.

“Treasury Rate” means, as of any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Par Call Date; provided, however, that if the period from the redemption date to the Par Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

In the event that (i) the closing of the Merger has not occurred on or prior to December 22, 2021 (provided that, if the termination date of the Merger Agreement is extended, this date will also be extended to the same extended termination date, but in no case will this date be extended beyond June 22, 2022), (ii) the Company notifies the Trustee in writing that it will not pursue the consummation of the Merger or (iii) the Merger Agreement has been terminated without the consummation of the Merger (each, a “special mandatory redemption event”), the Company will be required to redeem the Notes in whole at a special mandatory redemption price (the “special mandatory redemption price”) equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest and Additional Interest on the principal amount of the Notes from and including the Issue Date, or the most recent date to which interest has been paid on such series of Notes, whichever is later, to, but not including, the special mandatory

Exhibit A-8

redemption date (as defined below). Upon the occurrence of a special mandatory redemption event, the Company will promptly (but in no event later than 10 business days following such special mandatory redemption event) cause written notice to be delivered electronically or mailed, with a copy to the Trustee, to each Holder at its registered address (such date of notification to the Holders, the “redemption notice date”). The notice will inform Holders that the Notes will be redeemed on the third business day following the redemption notice date (such date, the “special mandatory redemption date”) and that all of the outstanding Notes will be redeemed at the special mandatory redemption price on the special mandatory redemption date automatically and without any further action by the Holders of the Notes. At or prior to 12:00 p.m., New York City time, on the business day immediately preceding the special mandatory redemption date, the Company will deposit with the Trustee funds sufficient to pay the special mandatory redemption price for the Notes. If such deposit is made as provided above, the Notes will cease to bear interest on and after the special mandatory redemption date.

The Company may, subject to compliance with applicable law, at any time purchase Notes in the open market or otherwise.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, a new Note or Notes of authorized denominations for an equal aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any Indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any penalty or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Note.

Exhibit A-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                                                Attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

Exhibit A-10

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-11

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Note is $                . The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*	Insert in Global Notes.

Exhibit A-12

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 6.08 of the Base Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 6.08 of the Base Indenture, state the amount in principal amount: $

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-13